EXHIBIT 10.44

Loan Agreement

Lender: Qing Yuan Wang

Borrower: Solarmax Technology (Shanghai) Co.,Ltd

1.	Purpose of loan：Used for company business operating activities
2.	Loan Amounts: RMB five million
3.	The interest on the loan is fixed interest, loan rate: 10%/year.
4.	Term of borrowing: From 01/October/2019 to 31/December/2019. Lender shall make the payment to the following account before 08/October/2019.
Name of account: Solarmax Technology (Shanghai) Co.,Ltd
Bank of account: China Construction Bank Xie Tu Rd branch
Account number: 31001554600050009428
5.	Repayment time: Repayment of principal and interest in full at the expiry of the full term of agreement
6.	The borrower shall return the principal and interest within the agreed time, if the repayment date is later than 30 days, the borrower shall pay 0.1% penalty of principal.
7.	Source of repayment: company's own capital
8.	Responsibility for breach of agreement: after the signing of this agreement, either party who fails to perform or under-performs their obligations hereunder will be liable for breach of agreement.
9.	When either of the two parties fails to fulfill the agreement, the non-breaching party shall have the right to require the breaching party to continue to perform this agreement.
10.	If the borrower needs to extend the term of the loan, the borrower shall apply to the lender within the 15 days before the end of loan, and with the consent of the borrower.
11.	If the lender release this agreement earlier and recover the principle earlier, the lender shall inform the borrower 15 days in advance, the borrower only has to pay back the principal, with no interest.
12.	In case of a force majeure that the agreement cannot be executed in accordance with the originally stipulated terms, the borrower shall apply to the lender to modify or terminate the agreement and exemption from liability for breach of agreement.
13.	Any change to this agreement shall be negotiated by both parties. Any disputes arising from or in connection with this agreement shall be settled through friendly negotiations between the parties. In case no settlement has been reached, either party can file a suit to the court where borrower register area located.
14.	Parties hereto may revise or supplement through negotiation matters not mentioned herein. There are two copies of this agreement with equal effectiveness. This agreement shall come into effect as of the day of signature.

Lender: /s/Qing Yuan Wang Date: 2019/9/29 Borrower: Solarmax Technology (Shanghai) Co.,Ltd [seal] Date 2019/9/29